Exhibit 4.7

EXECUTION COPY

               SIXTH ISSUER PAYING AGENT AND AGENT BANK AGREEMENT

                            DATED 18TH NOVEMBER, 2004

                         PERMANENT FINANCING (NO. 6) PLC

                                       AND

                          CITIBANK, N.A., LONDON BRANCH
                            AS PRINCIPAL PAYING AGENT

                                       AND

                          CITIBANK, N.A., LONDON BRANCH
                                  AS AGENT BANK

                                       AND

                         CITIBANK, N.A., NEW YORK BRANCH
                               AS US PAYING AGENT

                                       AND

                          CITIBANK, N.A., LONDON BRANCH
                                  AS REGISTRAR

                                       AND

                          CITIBANK, N.A., LONDON BRANCH
                                AS TRANSFER AGENT

                                       AND

                              THE BANK OF NEW YORK
                                 AS NOTE TRUSTEE

                                  IN RESPECT OF

      U.S.$1,000,000,000 SERIES 1 CLASS A ASSET BACKED FLOATING RATE NOTES
                               DUE SEPTEMBER 2005

       U.S.$35,800,000 SERIES 1 CLASS B ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

        U.S.$34,700,000 SERIES 1 CLASS C ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

      U.S.$1,000,000,000 SERIES 2 CLASS A ASSET BACKED FLOATING RATE NOTES
                               DUE DECEMBER 2011

        U.S.$35,800,000 SERIES 2 CLASS B ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

        U.S.$34,700,000 SERIES 2 CLASS C ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

     (POUND)1,000,000,000 SERIES 3 CLASS A ASSET BACKED FLOATING RATE NOTES
                               DUE SEPTEMBER 2032

       (POUND)35,300,000 SERIES 3 CLASS B ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

       (POUND)34,200,000 SERIES 3 CLASS C ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

        [e]750,000,000 SERIES 4 CLASS A ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

         [e]26,100,000 SERIES 4 CLASS B ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

         [e]25,300,000 SERIES 4 CLASS C ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

   (POUND)500,000,000 SERIES 5 CLASS A1 ASSET BACKED FIXED-FLOATING RATE NOTES
                                 DUE JUNE 2042

      (POUND)500,000,000 SERIES 5 CLASS A2 ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

       (POUND)34,800,000 SERIES 5 CLASS B ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042

       (POUND)33,700,000 SERIES 5 CLASS C ASSET BACKED FLOATING RATE NOTES
                                 DUE JUNE 2042



                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

                                     LONDON

                                    CONTENTS

CLAUSE                                                                                                  PAGE
1.    Definitions and Interpretation.......................................................................1
2.    Appointment of the Agents............................................................................2
3.    The Sixth Issuer Notes...............................................................................2
4.    Delivery of Definitive Sixth Issuer Notes; Transfers and Exchanges of
      Global Sixth Issuer Notes............................................................................5
5.    Replacement Sixth Issuer Notes.......................................................................6
6.    Payments to the Principal Paying Agent...............................................................7
7.    Payments to Noteholders..............................................................................9
8.    Miscellaneous Duties of the Principal Paying Agent, the Registrar and Transfer Agent................12
9.    Agents to Act for Note Trustee......................................................................16
10.   Fees and Expenses...................................................................................17
11.   Terms of Appointment................................................................................18
12.   Termination of Appointment..........................................................................20
13.   Non-Petition........................................................................................23
14.   Assignment..........................................................................................24
15.   Time................................................................................................25
16.   Notices and Demands.................................................................................25
17.   Miscellaneous.......................................................................................26
18.   Exclusion of Third Party Rights.....................................................................26
19.   Governing Law.......................................................................................27
20.   Exclusion of Liability..............................................................................28

SCHEDULE

1.    Specified Offices of the Agents.....................................................................29
2.    Regulations Concerning the Transfer, Exchange and Registration of the Registered
      Definitive Sixth Issuer Notes.......................................................................30

Signatories...............................................................................................32


THIS SIXTH ISSUER PAYING AGENT AND AGENT BANK AGREEMENT is made on 18th November, 2004

BETWEEN:

(1) PERMANENT FINANCING (NO. 6) PLC (registered number 5232464), a public limited company incorporated under the laws of England and Wales whose registered office is Blackwell House, Guildhall Yard, London EC2V 5AE (the SIXTH ISSUER);

(2) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as the PRINCIPAL PAYING AGENT);

(3) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as AGENT BANK);

(4) CITIBANK, N.A., NEW YORK BRANCH, acting through its office at 14th Floor, 388 Greenwich Street, New York, New York 10013 (acting in its capacity as the US PAYING AGENT);

(5) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as the REGISTRAR);

(6) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as the TRANSFER AGENT); and

(7) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as NOTE TRUSTEE).

WHEREAS:

(A) Under the Sixth Issuer Deed of Charge the Sixth Issuer will charge and assign to the Security Trustee all of its right, title, interest and benefit, present and future, in, to and under this Agreement and the other Sixth Issuer Transaction Documents.

(B) The Agents are willing to provide agency services to the Sixth Issuer and the Note Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 18th November, 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the sixth issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 18th November, 2004 (as the same may be amended, varied or supplemented from time to time) (the SIXTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this

Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule. Any reference in this Agreement to interest shall, where relevant, be deemed to include a reference to any Additional Amount payable in respect of the Series 3 Class A Sixth Issuer Notes.

2.       APPOINTMENT OF THE AGENTS

2.1      APPOINTMENT

(a) Upon and subject to the terms of this Agreement, the Sixth Issuer and, for the purposes of CLAUSE 9 only, the Note Trustee, hereby appoints to carry out each of its respective obligations on a several but not joint basis:

         (i) the Principal Paying Agent as principal paying agent in respect of the Sixth Issuer Notes;

         (ii) the US Paying Agent as paying agent in the United States in respect of the Sixth Issuer Notes;

         (iii) the Agent Bank as agent bank for the purpose of determining interest payable in respect of the Sixth Issuer Notes;

         (iv) the Registrar as registrar for the purpose of recording the holders of the Sixth Issuer Notes; and

         (v) the Transfer Agent as transfer agent in respect of the Sixth Issuer Notes.

(b) The Sixth Issuer appoints the Agent Bank acting through its Specified Office as its agent in relation to the Sixth Issuer Notes for the purposes specified in this Agreement and in the Conditions.

2.2      ACCEPTANCE  OF  APPOINTMENT  BY PAYING  AGENTS,  REGISTRAR AND TRANSFER
         AGENT

         The Agents accept their respective appointments as agent of the Sixth Issuer and, for the purpose of CLAUSE 9 only, as agent of the Note Trustee in relation to the Sixth Issuer Notes and shall comply with the provisions of this Agreement.

2.3      ACCEPTANCE OF APPOINTMENT BY AGENT BANK

         The Agent Bank accepts its appointment as agent of the Sixth Issuer for the purpose, inter alia, of calculating the rate of interest on the Sixth Issuer Notes in accordance with the Conditions and this Agreement.

3.       THE SIXTH ISSUER NOTES

3.1      REG S GLOBAL SIXTH ISSUER NOTES AND DOLLAR GLOBAL SIXTH ISSUER NOTES

         The Reg S Global Sixth Issuer Notes and the Dollar Global Sixth Issuer Notes shall be in substantially the form set out in the FIRST SCHEDULE to the Sixth Issuer Trust Deed and shall, in each case, be executed manually or in facsimile by an Authorised Signatory of the Sixth Issuer and authenticated manually by or on behalf of the Registrar on the Sixth Issuer Closing Date.

3.2      DEFINITIVE SIXTH ISSUER NOTES

(a)      Each Definitive Sixth Issuer Note shall:

         (i) be in substantially the form set out in the SECOND SCHEDULE to the Sixth Issuer Trust Deed;

         (ii) be printed, lithographed or typewritten in accordance with all applicable legal and stock exchange requirements;

         (iii) bear a unique certificate number; and

         (iv) be executed manually or in facsimile by an Authorised Signatory of the Sixth Issuer and authenticated manually by or on behalf of the Registrar and, in respect of the Series 3 Class A Definitive Sixth Issuer Notes, be executed manually or in facsimile by an Authorised Signatory of the Sixth Issuer and authenticated manually by or on behalf of the Registrar on the Sixth Issuer Closing Date.

(b) If the Sixth Issuer is required to deliver Definitive Sixth Issuer Notes pursuant to the terms of the relevant Global Sixth Issuer Note and the Sixth Issuer Trust Deed, the Sixth Issuer shall arrange for Definitive Sixth Issuer Notes in an aggregate principal amount equal to the Principal Amount Outstanding of the relevant Global Sixth Issuer Note to be made available to or to the order of the Registrar by the date falling 30 days after the occurrence of the relevant event as set out in CLAUSE 3 of the Sixth Issuer Trust Deed. Any Definitive Sixth Issuer Notes will be in registered form and, in each case, in an
         Authorised Denomination. The Sixth Issuer shall also arrange, on written request by the Registrar, for such Definitive Sixth Issuer Notes as are required to enable the Registrar to perform its obligations under CLAUSE 5 To be made available to or to the order of the Registrar from time to time.

3.3      FACSIMILE SIGNATURES

         The Sixth Issuer may use for the purposes of executing any Global Sixth Issuer Notes or Definitive Sixth Issuer Notes, the facsimile signature of any person who at the date of this Agreement was duly authorised to sign the same on behalf of the Sixth Issuer, even if at the time of issue of such Global Sixth Issuer Note or Definitive Sixth Issuer Note, such person no longer holds (for whatever reason including death) the relevant office and any Global Sixth Issuer Notes or Definitive Sixth Issuer Notes so executed and authenticated will be valid and binding obligations of the Sixth Issuer. No Global Sixth Issuer Note or Definitive Sixth Issuer Note shall be valid for any purpose until it has been authenticated by the Registrar, as the case may be, in accordance with this Agreement and the Sixth Issuer Trust Deed.

3.4      AVAILABILITY

         The Sixth Issuer shall, on or prior to the Sixth Issuer Closing Date, deliver the Series 3 Class A Sixth Definitive Issuer Notes and each unauthenticated Global Sixth Issuer Note to or to the order of the Registrar for authentication in accordance with CLAUSES 3.1 and 3.9. The Registrar shall, on or about the Sixth Issuer Closing Date, authenticate and deliver (i) the Series 3 Class A Definitive Sixth Issuer Notes to the subscribers thereof and (ii) each Global Sixth Issuer Note:

         (a) in the case of Reg S Global Sixth Issuer Notes, to the Common Depositary of Euroclear and Clearstream, Luxembourg against receipt from the Common Depositary of confirmation that the Common Depositary or its nominee is holding the relevant Reg S Global Sixth Issuer Note in safe custody for the account of Euroclear and Clearstream, Luxembourg; and

         (b) in the case of Dollar Global Sixth Issuer Notes, to a custodian for DTC.

         The Registrar shall hold in safe custody any unauthenticated Series 3 Class A Definitive Sixth Issuer Notes and Global Sixth Issuer Notes delivered to it in accordance with this CLAUSE 3.4 and shall ensure that they are authenticated and delivered only in accordance with this Agreement and the Sixth Issuer Trust Deed.

3.5      CALCULATION OF INTEREST

         The Agent Bank shall perform such duties at its Specified Office as are set forth in this Agreement and in the Conditions and such other duties as are reasonably incidental thereto at the request of the Sixth Issuer or the Note Trustee. Save as hereinafter provided, as soon as practicable after 11.00 a.m. (London time) in the case of the Sterling Sixth Issuer Notes and the Dollar Sixth Issuer Notes and 11.00 a.m. (Brussels time), in the case of the Euro Sixth Issuer Notes, on each Interest Determination Date, the Agent Bank shall determine the rate of interest on each class of the Sixth Issuer Notes and the Interest Amount applicable to the next Interest Period in accordance with the Conditions and shall carry out all other relevant calculations under the Conditions. Further, the Agent Bank shall notify promptly by facsimile transmission, and in any event not later than the fourth Business Day following each such Interest Determination Date, the Sixth Issuer, the Note Trustee, the Principal Paying Agent, the Sixth Issuer Cash Manager and the London Stock Exchange (or such other stock exchange, competent listing authority and/or quotation system on or by which the Sixth Issuer Notes are then listed, quoted and/or traded) of the rate of interest so determined, the Interest Amount payable in respect of interest for such Interest Period, any Additional Amount payable in respect of the Series 3 Class A Sixth Issuer Notes (as notified to it by the Sixth Issuer Cash Manager no later than 11:00 a.m. (London time) on the last day of each Interest Period) and the Interest Payment Date in respect of such Interest Period specifying to the Sixth Issuer, the Sixth Issuer Cash Manager and the Note Trustee the rates upon which the same are based and (where relevant) the names of the banks quoting such rates provided that the Agent Bank shall make such determination and calculation in relation to each class of Sixth Issuer Notes on the basis of CONDITION 4 of the Sixth Issuer Notes.

3.6      PUBLICATION OF RATE OF INTEREST

         It shall be the responsibility of the Agent Bank to notify to the London Stock Exchange and to the relevant class of Noteholders such rate of interest, any Additional Amount, the Interest Amounts for each Interest Period and the immediately succeeding Interest Payment Date described in CLAUSE 3.5 and to publish such rate, Additional Amount and Interest Amounts in accordance with CONDITIONS 4 and 15.

3.7      LISTING

         The Sixth Issuer Notes, on issue, are expected to be listed on the official list of the United Kingdom Listing Authority and to be admitted to trading on the London Stock Exchange's market for listed securities. The Sixth Issuer will advise the Agent Bank and the Note Trustee in writing if such listing and/or admission to trading is or are withdrawn or if the Sixth Issuer Notes become listed, quoted and/or traded on or by any other stock exchange, competent listing authority and/or quotation system.

3.8      SAFE CUSTODY

         The Registrar shall procure the holding in safe custody of all unauthenticated Definitive Sixth Issuer Notes delivered to it in accordance with CLAUSE 3.2(B) and shall ensure that such Definitive Sixth Issuer Notes are authenticated and delivered only in accordance with the terms hereof and of the Conditions.

3.9      AUTHENTICATION

         The Registrar or its designated agent is authorised and instructed by the Sixth Issuer to authenticate such Global Sixth Issuer Notes or Definitive Sixth Issuer Notes as may be required to be authenticated hereunder by the original signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

4. DELIVERY OF DEFINITIVE SIXTH ISSUER NOTES; TRANSFERS AND EXCHANGES OF GLOBAL SIXTH ISSUER NOTES

4.1      DELIVERY OF DEFINITIVE SIXTH ISSUER NOTES

         On or after the date for the exchange of any Global Sixth Issuer Note for Definitive Sixth Issuer Notes in accordance with the Conditions, the Registrar shall, against surrender of such Global Sixth Issuer Note authenticate and deliver, or cause to be authenticated and delivered on its behalf, Definitive Sixth Issuer Notes in accordance with the Conditions and CLAUSE 5 of the Sixth Issuer Trust Deed provided that in no circumstances shall the aggregate principal amount of such Definitive Sixth Issuer Notes exceed the aggregate principal amount of the relevant Global Sixth Issuer Note.

4.2      DELIVERY OF SERIES 3 CLASS A DEFINITIVE SIXTH ISSUER NOTES

         On or after the date for the exchange of the Series 3 Class A Definitive Sixth Issuer Notes for a Series 3 Class A Global Sixth Issuer Note in accordance with the Conditions, the Registrar shall, against surrender of all of the Series 3 Class A Definitive Sixth Issuer Notes then issued, cancel the registration of the Series 3 Class A Definitive Sixth Issuer Notes, register and authenticate, or cause to be registered and authenticated on its behalf, a Series 3 Class A Global Sixth Issuer Note and deposit, or procure the deposit of, the Series 3 Class A Global Sixth Issuer Note with the Common Depository subject to the provisions of Condition 13 and Clause 5 of the Trust Deed, in exchange for all but not some only of the Series 3 Class A Definitive Sixth Issuer Notes, provided that in no circumstances shall the aggregate principal amount of such Series 3 Class A Global Sixth Issuer Note exceed the aggregate principal amount of the Series 3 Class A Definitive Sixth Issuer Notes.

4.3      ANNOTATION OF GLOBAL SIXTH ISSUER NOTES

         On each occasion on which Definitive Sixth Issuer Notes are so delivered, the amount of the relevant Global Sixth Issuer Note shall be reduced by the amount of the Definitive Sixth Issuer Notes so delivered and the Registrar shall procure that there is noted in the schedule to the relevant Global Sixth Issuer Note the amount of Definitive Sixth Issuer Notes so delivered (the PRINCIPAL AMOUNT) and the remaining Principal Amount Outstanding of the relevant Global Sixth Issuer Note and shall procure the signature of such notation on its behalf.

5.       REPLACEMENT SIXTH ISSUER NOTES

5.1      DELIVERY OF REPLACEMENTS

         The Registrar shall, upon and in accordance with the instructions of the Sixth Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Sixth Issuer may reasonably require) and in the absence of notice to the Principal Paying Agent, the Registrar or the Note Trustee that such Sixth Issuer Note has been acquired by a bona fide purchaser, authenticate and deliver a Global Sixth Issuer Note or Definitive Sixth Issuer Note as a replacement for any such Global Sixth Issuer Note or Definitive Sixth Issuer Note (of the same form) which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost provided that, however, the Registrar shall not deliver any such Global Sixth Issuer Note or Definitive Sixth Issuer Note as a replacement for any Global Sixth Issuer Note or Definitive Sixth Issuer Note (of the same form) which has been mutilated or defaced otherwise than against surrender of the same.

5.2      REPLACEMENTS TO BE NUMBERED

         Each replacement Global Sixth Issuer Note or Definitive Sixth Issuer Note delivered hereunder shall bear a unique serial number.

5.3      CANCELLATION AND DESTRUCTION

         The Registrar shall cancel and destroy each mutilated or defaced Global Sixth Issuer Note or Definitive Sixth Issuer Note surrendered to it and in respect of which a replacement has been delivered.

5.4      VERIFICATION

         The Registrar shall obtain verification, in the case of an allegedly lost, stolen or destroyed Global Sixth Issuer Note or Definitive Sixth Issuer Note in respect of which the serial number is known, that such Global Sixth Issuer Note or Definitive Sixth Issuer Note has not previously been redeemed or paid. The Registrar shall not issue any replacement Global Sixth Issuer Note or Definitive Sixth Issuer Note unless and until the Registrar and the Sixth Issuer agree that the applicant therefor has:

         (a)   paid such costs as may be incurred in connection therewith;

         (b) furnished it with such evidence and indemnification as the Sixth Issuer and the Registrar may reasonably require; and

         (c) in the case of any mutilated or defaced Global Sixth Issuer Note or Definitive Sixth Issuer Note, surrendered it to the Registrar.

5.5      NOTIFICATION

         The Registrar shall notify the Sixth Issuer of the delivery by it in accordance herewith of any replacement Global Sixth Issuer Note or Definitive Sixth Issuer Note, specifying the serial number thereof and the serial number respectively (if and if known) of the Global Sixth Issuer Note or Definitive Sixth Issuer Note which it replaces and confirm (if such be the case) that the Global Sixth Issuer Note or Definitive Sixth Issuer Note which it replaces has been cancelled or destroyed and the Registrar shall, in addition, as promptly as is practicable, enter such details on the Register. Whenever any Global Sixth Issuer Note or Definitive Sixth

         Issuer Note for which a replacement Global Sixth Issuer Note or Definitive Sixth Issuer Note has been issued and of which the serial number is known is presented to any of the Paying Agents for payment, the relevant Paying Agent shall immediately send notice thereof to the Sixth Issuer, the Principal Paying Agent and the Registrar. No payment shall be made on such cancelled Global Sixth Issuer Note or Definitive Sixth Issuer Note.

6.       PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1      SIXTH ISSUER TO PAY THE PRINCIPAL PAYING AGENT

         In order to provide for the payment of interest and principal in respect of the Sixth Issuer Notes as the same become due and payable in accordance with the Conditions and the Sixth Issuer Trust Deed, the Sixth Issuer shall pay to the Principal Paying Agent or otherwise cause the Principal Paying Agent to receive an amount which is equal to the amount of principal and interest then falling due in respect of the Sixth Issuer Notes.

6.2      PAYMENT BY SIXTH ISSUER

         The Sixth Issuer shall, not later than 11.00 a.m. (London time) on each Interest Payment Date, on which any payment of principal and interest in respect of the Sixth Issuer Notes becomes due, pay or cause to be paid to the Principal Paying Agent such amounts in sterling, dollars or euro, as the case may be, in immediately available funds as may be required for the purpose of paying principal or interest under the Sixth Issuer Notes (after taking account of any cash then held by the Principal Paying Agent and available for that purpose) and such amounts shall be paid to the credit of suitably designated accounts at such bank or banks in London for payment to the Noteholders as shall be notified to the Sixth Issuer by the Principal Paying Agent in writing no later than two weeks before the first payment is due to be made to the Noteholders. The Principal Paying Agent shall notify the Sixth Issuer and/or the Note Trustee in writing, within five Business Days of any change of those accounts, or any of them, and (i) upon the bankruptcy, insolvency, winding up or liquidation (other than the passing of any resolution by any Paying Agent in connection with any merger, conversion, consolidation, or transfer as contemplated by CLAUSE 12.11) of the Principal Paying Agent or (ii) upon default being made by any Paying Agent in the payment of any amounts in respect of principal or interest in accordance with this Agreement or (iii) failing payment within the designated periods of prescription specified in CONDITION 7, the Principal Paying Agent shall hold all payments on trust for repayment to the Sixth Issuer.

6.3      NOTIFICATION OF PAYMENT BY SIXTH ISSUER

         The Sixth Issuer shall procure that the bank effecting payment on its behalf confirms by tested telex or authenticated SWIFT message by 2.00 p.m. (London time) two Business Days prior to each date on which any payment is due to be made under CLAUSE 6.2 that it has issued irrevocable payment instructions for the transfer of the relevant sum due on that date to the account of the Principal Paying Agent.

6.4      CONFIRMATION BY THE SIXTH ISSUER

(a) The Sixth Issuer will procure that the bank in London making payments on its behalf as referred to in CLAUSE 6.2 will irrevocably confirm in writing to the Principal Paying Agent by 11.00 a.m. (London time) on each Interest Payment Date, as set out in CLAUSE 6.2, that it has credited such account of the Principal Paying Agent as notified by the Principal Paying Agent to the Sixth Issuer from time to time, on such payment date.

(b) Not later than two Business Days before making any payment pursuant to CLAUSE 6.2 in respect of any class of the Sixth Issuer Notes, the Sixth Issuer shall notify, or procure the notification to, the Principal Paying Agent and the Note Trustee of the amount of interest or principal (as the case may be) payable in respect of each class of Sixth Issuer Notes on the date in question and the apportionment of such amount as between principal and interest.

(c) Whilst the Sixth Issuer Notes of any class continue to be represented by Global Sixth Issuer Notes, the Principal Paying Agent shall pay or cause to be paid all payments of principal or interest (as the case may be) due in respect of such Sixth Issuer Notes to, or to the order of:

         (i) in the case of Reg S Global Sixth Issuer Notes, the Common Depository of Euroclear and Clearstream, Luxembourg; and

         (ii) in the case of Dollar Global Sixth Issuer Notes, the nominee of DTC,

         and shall give notice of all such payments to the Registrar.

         All such payments will be distributed without deduction or withholding for any taxes, duties, assessments or other governmental charges of whatever nature except as may be required by law. If any such deduction or withholding is required to be made, then neither the Sixth Issuer nor any other person will be obliged to pay any additional amounts in respect thereof.

6.5      EXCLUSION OF LIENS AND INTEREST

         The Principal Paying Agent shall:

         (a) not exercise any lien, right of set-off or similar claim in respect of monies received by the Principal Paying Agent in connection with its activities hereunder;

         (b)   not be liable to any person for interest thereon; and

         (c) not be obliged to hold any funds received by it hereunder in a segregated account or accounts.

6.6      APPLICATION BY PRINCIPAL PAYING AGENT

         The Principal Paying Agent shall apply (or direct or cause application of) each amount paid to it hereunder in accordance with CLAUSE 7 in respect of the Global Sixth Issuer Notes and Definitive Sixth Issuer Notes (if any) and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Conditions in which event it shall repay to the Sixth Issuer such portion of such amount as relates to such payment, together with the fees applicable thereto (pro rata as to the amount and time) to the extent already paid pursuant to CLAUSE 10, by paying the same by credit transfer in sterling, dollars or euro, as the case may be, to such account with such bank as the Sixth Issuer has by notice to the Principal Paying Agent specified for the purpose.

6.7      FAILURE TO RECEIVE PAYMENT

         The Principal Paying Agent shall as soon as is reasonably practicable notify the Note Trustee, the Agent Bank, the other Paying Agents and the Sixth Issuer by facsimile:

         (a) if, by 5.00 p.m. (New York City time) on an Interest Payment Date, the Principal Paying Agent has not received the dollar deposit required by CLAUSE 6.2 and/or there are not sufficient funds in dollars available to the Principal Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the provisions of the Sixth Issuer Trust Deed on such Interest Payment Date, and the Principal Paying Agent will in addition notify the Sixth Issuer by telephone as soon as reasonably practicable after any Interest Payment Date it has not received the dollar deposit required by CLAUSE 6.2 and/or as otherwise described in accordance with this CLAUSE 6.7(A);

         (b) if by 5.00 p.m. (London time) and/or 5.00 p.m. (Brussels time) as appropriate on an Interest Payment Date the Principal Paying Agent has not received the sterling deposit and/or the euro deposit required by CLAUSE 6.2 and/or there are not sufficient funds in sterling or euro, as the case may be, available to the Principal Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the provisions of the Sixth Issuer Trust Deed on such Interest Payment Date, and the Principal Paying Agent will in addition notify the Sixth Issuer by telephone if by 11.00 a.m. (London time) on an Interest Payment Date it has not received the sterling deposit or euro deposit required by Clause 6.2 and/or as otherwise described in accordance with this CLAUSE 6.7(B).

7.       PAYMENTS TO NOTEHOLDERS

7.1      PAYMENTS IN RESPECT OF GLOBAL SIXTH ISSUER NOTES

         Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of the Global Sixth Issuer Notes in accordance with the Conditions and the Sixth Issuer Trust Deed provided, however, that:

         (a) if any Global Sixth Issuer Note is presented or surrendered for payment to a Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall as soon as is reasonably practicable notify the Sixth Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Sixth Issuer and has received the amount to be so paid;

         (b) each Paying Agent shall cancel each Definitive Sixth Issuer Note against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Principal Paying Agent, deliver each Definitive Sixth Issuer Note so cancelled by it to the Registrar;

         (c) in the case of payment of interest or principal against presentation of a Global Sixth Issuer Note, the Registrar shall note or procure that there is noted on the relevant schedule to such Global Sixth Issuer Note, the amount of such payment and, in the case of payment of principal, the remaining Principal Amount Outstanding of a Global Sixth Issuer Note and shall procure the signature of such notation on its behalf; and

         (d) a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest if:

               (i) in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under CLAUSE 6.1; or

               (ii) in the case of any other Paying Agent it is not able to establish that the Principal Paying Agent has received the full amount of any payment due to it under CLAUSE 6.

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

7.2      PAYMENTS IN RESPECT OF DEFINITIVE SIXTH ISSUER NOTES

         The Registrar will, in the case of Definitive Sixth Issuer Notes, notify the Principal Paying Agent, not later than five days after each Record Date, whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the Registrar will notify the Principal Paying Agent of the address of such Noteholder appearing in the Register to which cheques should be posted.

7.3      REGISTER

         The Principal Paying Agent shall make or shall procure payments of interest and principal in respect of the Definitive Sixth Issuer Notes in accordance with the Conditions and the Sixth Issuer Trust Deed by mailing a dollar cheque drawn on a bank in New York City, in the case of the Series 1 Sixth Issuer Notes and the Series 2 Sixth Issuer Notes; or a euro cheque drawn on a bank in London, in the case of the Series 4 Sixth Issuer Notes; or a sterling cheque drawn on a bank in London, in the case of the Series 3 Sixth Issuer Notes and the Series 5 Sixth Issuer Notes to the address of the Noteholder appearing in the Register on the Record Date or, if the Noteholder has elected to do so, by transfer to a dollar, sterling or euro account, as the case may be.

7.4      NO OBLIGATION TO PAY

         No payments in respect of any Definitive Sixth Issuer Notes will be made on the final date for redemption or, as the case may be, payment, or such earlier date as the relevant Definitive Sixth Issuer Notes may become repayable or, as the case may be, payable, in whole unless the Registrar or any Transfer Agent confirms to the Principal Paying Agent that such Definitive Sixth Issuer Note has been surrendered to it.

7.5      PARTIAL PAYMENT

(a) The Principal Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of a Global Sixth Issuer Note or a Definitive Sixth Issuer Note (as the case may be) if it has not received the full amount of any payment due to it under CLAUSE 6.1. If at any time and for any reason the Principal Paying Agent makes a partial payment in respect of a Global Sixth Issuer Note, the Registrar shall, in respect of such Global Sixth Issuer Note, endorse thereon a statement indicating the amount and date of such payment and in respect of Definitive Sixth Issuer Notes, the Registrar shall annotate the Register with such details.

(b)      (i)   If the Sixth Issuer  intends to redeem all (but not some only) of any class of the Sixth Issuer Notes prior to their stated maturity date pursuant to and in accordance with the terms of CONDITION 5(D) or (E), it shall give not more than 60 nor less than 30 days' written notice of such intention to the Note
               Trustee and the Noteholders in accordance with the relevant paragraphs of CONDITION 5 and stating the date on which such Sixth Issuer Notes are to be redeemed and shall give sufficient notice to the Principal Paying Agent to enable it to notify the Noteholders within such prescribed period.

         (ii)  The  Principal   Paying  Agent  shall  in  accordance   with  the
               Conditions on behalf of and at the expense of the Sixth Issuer publish the notices required in connection with such redemption.

(c) In the case of a partial redemption of any class of the Sixth Issuer Notes in accordance with CONDITION 5(B), the principal amount of the Sixth Issuer Notes being partially redeemed on an Interest Payment Date shall be redeemed on a pro rata basis in accordance with CONDITION 5(B).

7.6      EXCLUSION OF LIENS AND COMMISSIONS

         No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under CLAUSE 7.1 or CLAUSE 7.2 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.7      REIMBURSEMENT BY PRINCIPAL PAYING AGENT

         If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with CLAUSE 7.1 or CLAUSE 7.2:

         (a) it shall notify the Principal Paying Agent of the amount so paid by it, the certificate or serial number of the Sixth Issuer Notes against presentation or surrender of which payment of principal or interest was made; and

         (b) subject to, and to the extent of, compliance by the Sixth Issuer with CLAUSE 6.1 (whether or not at the due time), the Principal Paying Agent shall pay to such Paying Agent out of the funds received by the Principal Paying Agent under CLAUSE 6.1, by credit transfer in sterling, dollars or euro, as the case may be, and in same day, freely transferable, cleared funds to such account with such bank in London as such Paying Agent has by notice to the Principal Paying Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

7.8      APPROPRIATION BY PRINCIPAL PAYING AGENT

         If the Principal Paying Agent makes any payment in accordance with CLAUSE 7.5(A), it shall be entitled to appropriate for its own account out of the funds received by it under CLAUSE 6.1 an amount equal to the amount so paid by it.

7.9      REIMBURSEMENT BY SIXTH ISSUER

         If any Paying Agent (which for the avoidance of doubt includes the Principal Paying Agent) makes a payment in respect of the Sixth Issuer Notes at a time which the Principal Paying Agent has not received the full amount of the relevant payment due to it under CLAUSE 6.1 and the Principal Paying Agent is not able out of the funds received by it under CLAUSE 6.1 to reimburse such Paying Agent therefor (whether by payment under CLAUSE 7.7 or appropriation under CLAUSE 7.8), the Sixth Issuer shall from time to time on written demand pay to the Principal Paying Agent for account of such Paying Agent:

         (a) the amount so paid out by such Paying Agent and not so reimbursed to it; and

         (b) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount with proof thereof of such amount,

         provided, however, that any payment under PARAGRAPH (A) above shall satisfy pro tanto the Sixth Issuer's obligations under CLAUSE 6.1.

7.10     INTEREST

         Interest shall accrue for the purpose of CLAUSE 7.9(B) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at a rate per annum specified by the Principal Paying Agent as reflecting its actual cost of funds for the time being in relation to the unpaid amount.

8. MISCELLANEOUS DUTIES OF THE PRINCIPAL PAYING AGENT, THE REGISTRAR AND TRANSFER AGENT

8.1      RECORDS

         The Registrar shall:

         (a) maintain a full and complete record of all Global Sixth Issuer Notes and Definitive Sixth Issuer Notes and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement Global Sixth Issuer Notes and Definitive Sixth Issuer Notes issued in substitution for any lost, stolen, mutilated, defaced or destroyed Global Sixth Issuer Notes or Definitive Sixth Issuer Notes (as the case may be);

         (b) make such records available for inspection at all reasonable times by the Sixth Issuer, the Paying Agents, the Transfer Agent and the Note Trustee; and

         (c) make copies of this Agreement, the Sixth Issuer Trust Deed, the Sixth Issuer Deed of Charge, the Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule available for inspection at its specified office at all reasonable times.

8.2      INFORMATION FROM PAYING AGENT

         The Paying Agents (other than the Principal Paying Agent) shall make available to the Principal Paying Agent such information as is reasonably required for the maintenance of the records referred to in CLAUSE 8.1.

8.3      DEFINITIVE SIXTH ISSUER NOTES IN ISSUE

         As soon as practicable (or in any event within five Business Days) after a request therefor by the Sixth Issuer or the Note Trustee, the Registrar shall (on the basis of the information maintained in accordance with CLAUSE 8) notify the Sixth Issuer or the Note Trustee (as the case may be) in writing of the number of any Definitive Sixth Issuer Notes against surrender of which payment has been made and of the number of any Definitive Sixth Issuer Notes which have not yet been surrendered for payment and the details of all the Sixth Issuer Notes redeemed and cancelled.

8.4      FORWARDING OF COMMUNICATIONS

         The Principal Paying Agent shall promptly forward to the Sixth Issuer and the Note Trustee a copy of any notice or communication addressed to the Sixth Issuer by any Noteholder which is received by the Principal Paying Agent. The Transfer Agent or Registrar shall promptly notify the Principal Paying Agent in the event that it receives any such notice or communication and promptly forward such notice or communication to the Principal Paying Agent.

8.5      PUBLICATION OF NOTICES

         The Principal Paying Agent shall, upon and in accordance with the instructions, and at the expense of, the Sixth Issuer but not otherwise, arrange for the publication in accordance with CONDITION 15 of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee and a copy thereof to each other Paying Agent.

8.6      DESTRUCTION

         The Principal Paying Agent may destroy each Definitive Sixth Issuer Note delivered to or cancelled by it in accordance with CLAUSE 7.1(B), in which case it shall promptly furnish the Sixth Issuer and the Note Trustee, with a certificate as to such destruction, specifying the reason for such destruction and the certificate or serial numbers of the relevant Definitive Sixth Issuer Note.

8.7      VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

         In the event of a meeting of the Noteholders the Principal Paying Agent shall, at the request of any Noteholder in accordance with the Sixth Issuer Trust Deed, issue voting certificates and block voting instructions in a form and manner which comply with the provisions of the SCHEDULE 4 to the Sixth Issuer Trust Deed (except that it shall not be required to issue the same less than 48 hours before the time for which the meeting or the poll to which the same relates has been convened or called). The Principal Paying Agent shall keep a full record of voting certificates and block voting instructions issued by it and will give to the Sixth Issuer, not less than one Business Day before the time appointed for any meeting or adjourned meeting, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

8.8      DUTIES OF THE TRANSFER AGENT

         If and to the extent so specified by the Conditions and in accordance therewith and with the terms of this Agreement, or if otherwise requested by the Sixth Issuer, the Transfer Agent shall:

         (a) on behalf of the Registrar, authenticate Definitive Sixth Issuer Notes upon any transfer or exchange of interests in a Global Sixth Issuer Note for Definitive Sixth Issuer Notes;

         (b) on behalf of the Registrar, make available forms of transfer, forms of proxy and any certificates as to beneficial ownership in respect of the Sixth Issuer Notes, receive requests for the transfer of such Sixth Issuer Notes, forms of transfer, forms of proxy, certificates and other evidence, inform the Registrar of the name and address of the holder of each such Sixth Issuer Note, the serial numbers of any Definitive Sixth Issuer Notes, the name and address of the relevant person to be inserted in the Register, forward each such document to the Registrar and, upon being informed by the Registrar that the appropriate entries have been made in the Register and all formalities complied with, forthwith issue Definitive Sixth Issuer Notes on behalf of the Registrar representing the relevant Sixth Issuer Notes to be transferred;

         (c)   keep the Registrar informed of all transfers and exchanges; and

         (d) carry out such other acts as may be necessary to give effect to the Conditions, this Agreement and the Regulations.

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

8.9 AUTHENTICATION AND DELIVERY OF DEFINITIVE SIXTH ISSUER NOTES AND MAINTENANCE OF REGISTER BY REGISTRAR

         The Registrar shall authenticate and it shall deliver, or cause the Transfer Agent to deliver, any Sixth Issuer Note issued upon transfer in accordance with the Sixth Issuer Trust Deed and shall so long as any Definitive Sixth Issuer Notes are outstanding maintain a register in London, or at such other place as the Note Trustee may approve in writing, in accordance with the Conditions, the Regulations and this Agreement. The Register shall show the Principal Amount Outstanding or total number outstanding, as the case may be, of each Definitive Sixth Issuer Note, the serial numbers thereof and the respective dates of issue and all subsequent transfers, cancellations and replacements thereof and all changes of ownership and the names and addresses of the holders of such Sixth Issuer Notes. The Registrar shall at all reasonable times during its office hours make the Register available to the Sixth Issuer, the Paying Agents and the Transfer Agent or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of Noteholders, their addresses and holdings as they may request.

8.10     TRANSFER OF DEFINITIVE SIXTH ISSUER NOTES

         The Registrar shall make available forms of transfer, forms of proxy, and certificates as to beneficial ownership in respect of the Definitive Sixth Issuer Notes, receive requests for the transfer of Definitive Sixth Issuer Notes, forms of transfer, forms of proxy, certificates and other evidence, effect the necessary entries and formalities and procure that it or the Transfer Agent on its behalf endorses the name and address of the transferee on each Definitive Sixth Issuer Note and delivers the same to the person entitled thereto. No transfer shall be registered for a period of 15 days immediately preceding any due date for payment in respect of the Sixth Issuer Notes or, as the case may be, the due date for redemption, or as the case may be, payment of any of the relevant Sixth Issuer Notes.

8.11     ADDITIONAL DUTIES

         The Registrar shall:

         (a) register all transfers of Definitive Sixth Issuer Notes in accordance with the terms of those Definitive Sixth Issuer Notes, the Sixth Issuer Trust Deed and the Conditions;

         (b) receive any document relating to or affecting the title to any of the Definitive Sixth Issuer Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

         (c)   maintain proper records of the details of all documents received;

         (d) prepare all such lists of the holders of the Definitive Sixth Issuer Notes as may be required by the Sixth Issuer, any Paying Agent, the Note Trustee or any person authorised by any of them;

         (e) comply with the proper and reasonable requests of the Sixth Issuer with respect to the maintenance of the Register and give to the Paying Agents such information as may be reasonably required by it for the proper performance of its duties;

         (f) forthwith, and in any event within three Business Days of the relevant request (or within such longer period as may be required to comply with any applicable fiscal or other regulations), upon receipt by it of, or receipt by it of notification from the Transfer Agent of delivery to it of, Definitive Sixth Issuer Notes duly endorsed for transfer in the name of the registered holders or subsequent to the endorsement of a reduction in nominal amount of a Global Sixth Issuer Note for exchange into Definitive Sixth Issuer Notes, authenticate and issue duly dated and completed Definitive Sixth Issuer Notes and deliver the Definitive Sixth Issuer Notes in the name of the registered holders at its Specified Office or (at the risk of the relevant registered holders) send the Definitive Sixth Issuer Notes to such address as the registered holders may request; and

         (g) carry out such other acts as may reasonably be necessary to give effect to the Conditions, the Sixth Issuer Trust Deed, this Agreement and the Regulations. In carrying out its functions the Registrar shall act in accordance with the terms of this Agreement, the Sixth Issuer Trust Deed, the Regulations and the Conditions.

8.12     SUPPLIES OF ADDITIONAL DEFINITIVE SIXTH ISSUER NOTES

         The Sixth Issuer will deliver to the Transfer Agent and the Registrar for the performance of their duties hereunder from time to time so long as any of the Sixth Issuer Notes are outstanding, sufficient additional Definitive Sixth Issuer Notes as may be required for the performance of the duties of the Transfer Agent and the Registrar.

8.13     SAFE CUSTODY OF THE DEFINITIVE SIXTH ISSUER NOTES

         Each of the Registrar and the Transfer Agent shall maintain in safe custody all Definitive Sixth Issuer Notes delivered to and held by it hereunder and shall ensure such Definitive Sixth Issuer Notes are issued only in accordance with the Conditions, the Sixth Issuer Trust Deed and the terms of this Agreement.

8.14     CERTIFICATION OF DEFINITIVE SIXTH ISSUER NOTES HELD

         Within five Business Days of any request therefor by the Sixth Issuer or any of the Paying Agents, so long as any of the Sixth Issuer Notes are outstanding, the Registrar and the Transfer Agent shall certify to the Sixth Issuer, the Paying Agents and the Note Trustee the number of unauthenticated Definitive Sixth Issuer Notes held by it hereunder.

8.15     PROVISION OF INFORMATION

         Each of the Transfer Agent and the Registrar will give to the Paying Agents and, as appropriate, the Registrar or the Transfer Agent such further information with regard to its activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

8.16     REGULATIONS FOR THE DUTIES OF THE TRANSFER AGENT AND THE REGISTRAR

         In the event that Definitive Sixth Issuer Notes are required to be issued, the Registrar shall (after consultation with the Sixth Issuer, the Paying Agents, the Transfer Agent and the Note Trustee) promulgate reasonable regulations concerning the carrying out of their respective duties, including the carrying out of transfers and exchanges of Definitive Sixth Issuer Notes and the forms and evidence to be proved. All such transfers and exchanges will be made subject to the Regulations. The initial Regulations are set out in SCHEDULE 2 hereto. The Regulations may be changed by the Sixth Issuer with the prior written approval of the Registrar and the Note Trustee, which approval shall not be unreasonably withheld or delayed. A copy of the current Regulations will be sent by the Registrar to any holder of a Definitive Sixth Issuer Note who so requests.

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8.17     NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

         The Registrar shall, on the Business Day prior to each Interest Payment Date notify the Principal Paying Agent, the Sixth Issuer and the Sixth Issuer Cash Manager of the aggregate Principal Amount Outstanding of Definitive Sixth Issuer Notes.

9.       AGENTS TO ACT FOR NOTE TRUSTEE

         9.1 At any time after an Event of Default in respect of the Sixth Issuer Notes or any of them shall have occurred:

         (a) the Principal Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar shall (where such agents act on behalf of the Sixth Issuer), if so required by notice in writing given by the Note Trustee to the Sixth Issuer and the Principal Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar:

               (i) thereafter act as agents of the Note Trustee under the terms of the Sixth Issuer Trust Deed on the terms mutatis mutandis contained herein (save that the Note Trustee's liability under any provision herein contained for the remuneration and indemnification of such Agents shall be limited to the amount for the time being held by the Note Trustee on the trusts of the Sixth Issuer Trust Deed which is available to be applied by the Note Trustee for such purpose) and thereafter hold all Sixth Issuer Notes and all sums, documents and records held by them in respect of the Sixth Issuer Notes on behalf of the Note Trustee; and/or

               (ii) deliver up all Sixth Issuer Notes and all sums, documents and records held by them in respect of the Sixth Issuer Notes to the Note Trustee or as the Note Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any applicable law or regulation; and/or

         (b) the Agent Bank shall, if so required by notice in writing given by the Note Trustee to the Agent Bank and until such appointment is terminated by the Note Trustee by notice in writing:

               (i) thereafter act as Agent Bank of the Note Trustee in relation to calculations and other related functions to be made or performed by, or on behalf of, the Note Trustee under the terms of the Sixth Issuer Trust Deed mutatis mutandis on the terms contained herein (save that the Note Trustee's liability under any provision hereof for the remuneration and indemnification of the Agent Bank shall be limited to the amounts for the time being held by the Note Trustee in respect of principal and interest on the Sixth Issuer Notes on the trusts of the Sixth Issuer Trust Deed which is available to be applied by the Note Trustee for such purposes) and thereafter to hold on behalf of the Note Trustee all documents and records held by it in respect of principal and interest on the Sixth Issuer Notes; and/or

               (ii) deliver up all documents and records held by it in respect of principal and interest on the Sixth Issuer Notes to the Note Trustee or as the Note Trustee shall direct in such notice,

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

               provided that such notice shall be deemed not to apply to any document or record which the Agent Bank is obliged not to release by any applicable law or regulation.

9.2 The Note Trustee at any time may, if any Event of Default is remedied to the reasonable satisfaction of the Note Trustee during any applicable grace period, by notice in writing to the Sixth Issuer and the relevant Agents, withdraw any notice given by the Note Trustee pursuant to CLAUSE 9.1 whereupon such Agents shall act as agents of the Sixth Issuer in accordance with the terms hereof. The withdrawal of any notice given by the Note Trustee pursuant to CLAUSE 9.1 shall not preclude the Note Trustee from issuing any other or further notices pursuant to that Clause on any subsequent occasion and at any time after the occurrence of an Event of Default, no notice given by the Note Trustee pursuant to CLAUSE 9.1 shall be withdrawn except at the absolute discretion of the Note Trustee.

10.      FEES AND EXPENSES

10.1     FEES

         The Sixth Issuer shall pay to the Principal Paying Agent during the period when any of the Sixth Issuer Notes remain outstanding for its own account and for the account of the other Agents, such fees as may have been agreed in writing between the Sixth Issuer and the relevant Agent in respect of the services of the Agents hereunder (together with any amounts in respect of value added tax or similar tax payable in respect thereof (against production of a valid tax invoice)). If any Agent shall cease to be an Agent hereunder, it shall repay to the Sixth Issuer, the unearned portion, calculated on a pro rata basis of the said fees.

10.2     FRONT-END EXPENSES

         The Sixth Issuer shall after receipt of an account of such expenses reimburse each Agent for its own account for all out-of-pocket expenses properly incurred by it in the negotiation, preparation and execution of this Agreement and for its own account for all out-of-pocket expenses (including, without limitation, reasonable legal fees and any reasonable communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (together with any amounts in respect of value added tax (against production of a valid tax invoice)) provided that such expenses shall not have been incurred as a result of the Agent's negligence, fraud or wilful misconduct. The Principal Paying Agent will be responsible for distributing the remuneration and the relevant expenses of the Agent Bank, any other Paying Agent, any Transfer Agent and Registrar appointed hereunder.

10.3     STAMP DUTY, ETC.

         The Sixth Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement.

10.4 Save as provided in this CLAUSE 10 or as expressly provided elsewhere in this Agreement, the Sixth Issuer shall have no liability in respect of any fees or expenses of any Agents incurred by any of them in connection with the performance of their respective obligations hereunder.

                                       17

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11.      TERMS OF APPOINTMENT

11.1     RIGHTS AND POWERS OF THE PAYING AGENTS

(a) The Paying Agents shall (except as ordered by a court of competent jurisdiction or as required by law or otherwise instructed in writing by the Sixth Issuer or the Note Trustee) in connection with their services hereunder (whether or not the relevant Sixth Issuer Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein shown on the register) be entitled to treat the registered holder of any Sixth Issuer Note as the absolute owner of such Sixth Issuer Note for all purposes and make payments thereon accordingly provided that where the Registrar has notified the Sixth Issuer of the presentation or surrender of any Sixth Issuer Note in accordance with CLAUSE 7.1(A), the relevant Paying Agent shall not make payment thereon until so instructed by the Sixth Issuer.

(b) Each of the Paying Agents, the Agent Bank, the Registrar and the Transfer Agent may in connection with its services hereunder:

         (i) rely without further investigation or inquiry upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

         (ii) engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary, acting reasonably, and rely upon any written advice so obtained (and such Agent shall be protected and shall incur no liability as against the Sixth Issuer in respect of any action taken, or suffered to be taken in good faith, in accordance with such advice except to the extent that such liability arises out of any breach of contract, fraud, wilful default or negligence on the part of such Agent);

         (iii) assume that the terms of each Global Sixth Issuer Note or (as the case may be) Definitive Sixth Issuer Note as issued are correct;

         (iv) refer any question relating to the ownership of any Global Sixth Issuer Note or Definitive Sixth Issuer Note (as the case may be), or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Global Sixth Issuer Note or Definitive Sixth Issuer Note (as the case may be) to the Sixth Issuer for determination by the Sixth Issuer and in good faith conclusively rely upon any determination so made; and

         (v) whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith or negligence or wilful misconduct on its part, accept a certificate signed by any person duly authorised on behalf of the Sixth Issuer as to any fact or matter prima facie within the knowledge of the Sixth Issuer as sufficient evidence thereof.

11.2     PROVISION OF SPECIMEN SIGNATURES

         The Sixth Issuer will supply the Principal Paying Agent with the names and specimen signatures of its Authorised Signatories.

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

11.3     EXTENT OF DUTIES

         Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall (a) be under any fiduciary duty towards any person other than the Sixth Issuer, (b) be responsible for or liable in respect of the authorisation, validity or legality of any Global Sixth Issuer Note or Definitive Sixth Issuer Note (as the case may be) amount paid by it hereunder or any act or omission of any other person including, without limitation, any other Agent (except to the extent that such liability arises out of any breach of contract, bad faith, wilful misconduct or negligence on the part of any such Agent), (c) be under any obligation towards any person other than the Note Trustee, the Sixth Issuer and the other Agents or (d) assume any relationship of agency or trust for or with any Noteholder except that funds received by the Paying Agents for the payment of any sums due in respect of any Sixth Issuer Notes shall be held by the Paying Agents to the extent required by the Trust Indenture Act for and on behalf of the relevant Noteholders until the expiration of the relevant prescription period under the Sixth Issuer Trust Deed.

11.4     FREEDOM TO TRANSACT

         Each Agent may purchase, hold and dispose of beneficial interests in a Global Sixth Issuer Note or any Definitive Sixth Issuer Note (as the case may be) and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with the Sixth Issuer or any holders or owners of any Sixth Issuer Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Sixth Issuer or the Note Trustee in relation to the Sixth Issuer Notes.

11.5     INDEMNITY

(a) The Sixth Issuer agrees to indemnify each Agent for, and to hold such Agent harmless against, any loss, liability or expense incurred without negligence or wilful misconduct on its part, arising out of, or in connection with, the acceptance and provision of any services by such Agent under this Agreement, including the costs and expenses (including legal fees and expenses properly incurred) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement.

(b) The Agents shall severally indemnify the Sixth Issuer and, for the purposes of CLAUSE 9, the Note Trustee against any loss, liability, reasonable costs and expenses including any claim, action or demand which the Sixth Issuer or Note Trustee may incur or which may be made against it as a result of the breach by any Agent of the terms of this Agreement or its negligence, breach of contract, bad faith or wilful misconduct or that of its officers or employees including any failure to obtain and maintain in existence any consent, authorisation, permission or licence required by it for the assumption, exercise and performance of its powers and duties hereunder.

(c) No termination of this Agreement shall affect the obligations created by CLAUSES 11.5(A) and 11.5(B) of the Sixth Issuer and any Agent, respectively, to indemnify any Agent or, as the case may be, the Sixth Issuer under the Conditions and to the extent set forth in this Agreement.

11.6     AGENTS' COMMITMENTS

         No provisions of this Agreement shall require any Agent or the Note Trustee to expend its own funds or assume a financial commitment to a person not party to this Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds

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

         for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it.

11.7     EXCLUSION OF LIABILITY

         Notwithstanding anything in this Agreement to the contrary, in no event shall any party to this Agreement be liable under or in connection with this Agreement for indirect, special or consequential losses or damages of any kind, including lost profits, even if such party has been advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

12.      TERMINATION OF APPOINTMENT

12.1     RESIGNATION

         Subject to CLAUSE 12.9, the Paying Agents in respect of any or all classes of Sixth Issuer Notes or the Agent Bank, the Registrar or the Transfer Agent may resign its appointment upon not less than 60 days' written notice to the Sixth Issuer and the Note Trustee (with a copy to the Principal Paying Agent) to that effect, which notice shall expire not less than 30 days before an Interest Payment Date related to the affected class of Sixth Issuer Notes.

12.2     REVOCATION

         Subject to CLAUSE 12.9, the Sixth Issuer may at any time with the prior written consent of the Note Trustee revoke its appointment of any Agent as its agent in relation to the Sixth Issuer Notes by not less than 60 days' written notice to the Note Trustee and such Agent whose appointment is to be revoked (with a copy to the Principal Paying Agent), which notice shall expire not less than 30 days before an Interest Payment Date.

12.3     TERMINATION

         If at any time:

         (a) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of any Agent;

         (b) any Agent admits in writing its insolvency or inability to pay its debts as they fall due or suspends payments of its debts;

         (c) an administrator or liquidator of any Agent of the whole or any part of the undertaking, assets and revenues of any Agent is appointed (or application for any such appointment is made);

         (d) any Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

         (e) an order is made or an effective resolution is passed for the winding up of any Agent; or

         (f) any event occurs which has an analogous effect to any of the foregoing,

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

         the Sixth Issuer may with the prior written approval of the Note Trustee (which approval shall not be unreasonably withheld or delayed) forthwith terminate without notice the appointment of such Agent and the remaining Agents and the Sixth Issuer (or the Note Trustee, as applicable) shall give notice thereof to the Note Trustee and to the Noteholders in accordance with CONDITION 15. On the occurrence of any of the above, the relevant Agent shall forthwith notify the Sixth Issuer.

12.4     ADDITIONAL AND SUCCESSOR AGENTS

         The Sixth Issuer may with the prior written approval of the Note Trustee (such approval not to be unreasonably withheld or delayed):

         (a) appoint a Successor Principal Paying Agent or any other Successor Paying Agent; and/or

         (b)   appoint a Successor Agent Bank; and/or

         (c) appoint one or more additional Paying Agents in respect of any class of Sixth Issuer Notes; and/or

         (d) appoint an alternative Agent Bank in respect of any class of Sixth Issuer Notes; and/or

         (e) appoint an alternative Registrar in respect of any class of Sixth Issuer Notes; and/or

         (f) appoint an alternative Transfer Agent in respect of any class of Sixth Issuer Notes,

         and shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders.

12.5     AGENT MAY APPOINT SUCCESSOR

         If any Agent gives notice of its  resignation in accordance with CLAUSE
         12.1 and by the tenth day before the expiration of such notice a Successor Agent has not been duly appointed, such Agent may itself, following such consultation with the Sixth Issuer as is practicable in the circumstances and with the prior written approval of the Note Trustee and the Sixth Issuer (provided such failure to appoint was not due to default by the Sixth Issuer), appoint as its Successor Agent any reputable and experienced bank or financial institution and give notice of such appointment to the Sixth Issuer, the remaining Agents and the Noteholders.

12.6     RIGHTS OF SUCCESSOR AGENT

         Upon the execution by the Sixth Issuer and any Successor Agent of an instrument effecting the appointment of a Successor Agent, such Successor Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the relevant Agent herein and such predecessor, upon payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall thereupon become obliged to transfer, deliver and pay over, and such Successor Agent shall be entitled to receive, all monies, records and documents (including any Definitive Sixth Issuer Notes of the relevant class or classes of Sixth Issuer Notes, if any) held by such predecessor hereunder.

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

12.7     NOTICE TO NOTEHOLDERS

         The Sixth Issuer shall, within 30 days of the revocation of the appointment of any Agent, the appointment of a new Agent or the resignation of any Agent, give to the relevant Noteholders written notice thereof in accordance with CONDITION 15. Any costs incurred in connection with the publication of the revocation of the appointment of any Agent or the appointment of any Agent shall be for the Account of the Sixth Issuer; any such costs incurred in connection with the resignation of any Agent shall be for the account of the resigning Agent.

12.8     CHANGE OF SPECIFIED OFFICE

         If any Agent shall determine to change its Specified Office (which, in the case of the Paying Agents, may only be effected within the same city) it shall give to the Sixth Issuer and the Note Trustee written notice of such determination giving the address of the new Specified Office and stating the date on which such change is to take effect, which date shall not be less than 30 days after the date of such notice, provided that no such notice shall take effect within the period of 30 days before or after any Interest Payment Date. The Sixth Issuer shall, within 40 days of receipt of such notice (unless the appointment is pursuant to a revocation or termination under CLAUSE
         12.2 or CLAUSE 12.3 above on or prior to the date of such change), give to the Noteholders notice of such change as approved by the Note Trustee and of the address of the Specified Office in accordance with CONDITION 15 but the costs of giving such notice shall be borne by such Agent changing its office and not by the Sixth Issuer.

12.9     LIMITATIONS ON RESIGNATION AND REVOCATION

         Notwithstanding CLAUSES 12.1 and 12.2:

         (a) if there is only one Paying Agent, no resignation by or termination of the appointment of the Paying Agent shall take effect until a new Paying Agent in respect of the affected class or classes of Sixth Issuer Notes, approved in writing by the Note Trustee, has been appointed on terms previously approved in writing by the Note Trustee;

         (b) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be a Paying Agent in respect of the affected class or classes of Sixth Issuer Notes having a Specified Office in London;

         (c) no resignation or termination of the appointment of a Paying Agent shall take effect if as a result of such resignation or termination there would cease to be a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

         (d) no appointment or termination of the appointment of a Paying Agent shall take effect unless and until notice thereof shall have been given to the relevant Noteholders in accordance with the Sixth Issuer Trust Deed and the Conditions;

         (e) no resignation by or revocation of the appointment of the Agent Bank shall take effect until a new Agent Bank having its Specified Office in London has been appointed;

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

         (f) no resignation by or termination of the appointment of the Registrar shall take effect until a new Registrar having its Specified Office in London has been appointed; and

         (g) the appointment of any additional Paying Agent shall be mutatis mutandis on the terms and subject to the conditions of this Agreement and each of the parties hereto shall co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of such Paying Agent.

12.10    EFFECT OF RESIGNATION, REVOCATION AND TERMINATION

         Upon any resignation or revocation taking effect under CLAUSE 12.1 or CLAUSE 12.2 or any termination under CLAUSE 12.3, the relevant Agent shall:

         (a) without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, CLAUSES 10, 11 and 12);

         (b) repay to the Sixth Issuer such part of any fee paid to it in accordance with CLAUSE 10.1 as shall relate to any period thereafter;

         (c) deliver to the Sixth Issuer and to its Successor Agent a copy, certified as true and up-to-date by an officer of such Agent, of the records maintained by it pursuant to this Agreement;

         (d) forthwith transfer all monies and papers (including any unissued Definitive Sixth Issuer Notes held by it hereunder) to its successor in that capacity and provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder; and

         (e) in the case of a Paying Agent, pay to the Successor Paying Agent any amount held by it for payment of principal or interest in respect of the relevant Sixth Issuer Notes.

12.11    MERGER

         Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Sixth Issuer, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Written notice of any such merger or conversion shall forthwith be given by such successor to the Sixth Issuer, the Note Trustee and the other Agents.

13.      NON-PETITION

(a) Each of the Agents and the Note Trustee, in relation to any fees, costs and expenses payable to the Note Trustee but without prejudice to the rights of the Note Trustee under and the provisions of, the Sixth Issuer Deed of Charge, undertakes to the Sixth Issuer that until one year and one day has elapsed since the last day on which the Sixth Issuer has discharged all of its obligations in relation to all the Sixth Issuer Notes, none of them will petition or commence proceedings for the administration (including, for the avoidance of doubt, the filing of documents with the court or the service of a notice of intention to appoint an administrator) or winding up of the Sixth Issuer (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Sixth Issuer.

(b) Each of the Agents and the Note Trustee shall have recourse only to the Sixth Issuer Charged Property subject always to the charges set out in the Sixth Issuer Deed of Charge and the priority of payments set out therein. Upon final realisation of the Sixth Issuer Charged Property, none of the Agents and the Note Trustee or any person acting on its behalf shall be entitled to take any further steps against the Sixth Issuer to recover any sums due to each of the Agents and the Note Trustee but still unpaid and all claims in respect of such sums due but still unpaid shall be extinguished.

(c) Each of the Agents hereby undertakes to and agrees with the Sixth Issuer and the Note Trustee that:

         (i) only the Note Trustee may enforce the security created in favour of the Note Trustee by the Sixth Issuer Deed of Charge in accordance with its provisions; and

         (ii) it will not in relation to the matters contemplated in this Agreement take any steps for the purpose of recovering any sums due under this Agreement or enforcing any rights arising out of this Agreement or institute against the Sixth Issuer or join any other person in instituting against the Sixth Issuer any winding up, arrangement, reorganisation, liquidation, bankruptcy, insolvency or other proceedings under any similar law for a period of one year and one day after all the Sixth Issuer Notes issued by the Sixth Issuer have been redeemed.

(d) Notwithstanding any other provisions of this Agreement, each of the Agents hereby agrees to be bound by the provisions of the Sixth Issuer Deed of Charge and in particular confirms that no sum due under the Sixth Issuer Deed of Charge will be due and payable by the Sixth Issuer except in accordance with the Sixth Issuer Deed of Charge, unless and until all sums thereby required to be paid in priority thereto have been paid or discharged in full and agrees that the Sixth Issuer Deed of Charge will prevail if and to the extent it is inconsistent with this CLAUSE 13.

(e) Each of the Agents hereby undertakes with the Note Trustee and the Sixth Issuer that if, whether in the liquidation of the Sixth Issuer or otherwise (and notwithstanding the provisions of this CLAUSE 13), any payment is made to or amount recovered by any Agent other than in accordance with or the Sixth Issuer Deed of Charge, the amount so paid or recovered shall be paid by such Agent to the Note Trustee; provided however that this CLAUSE 13 shall have effect only to the extent it does not create and is not deemed to create or constitute a Security Interest.

14.      ASSIGNMENT

14.1     ASSIGNMENT BY THE SIXTH ISSUER

         The Sixth Issuer may assign its rights hereunder without consent subject to and in accordance with the terms of the Sixth Issuer Deed of Charge.

14.2     NO ASSIGNMENT BY AGENTS

         The Agents may not assign or transfer any of their respective rights and obligations under this Agreement without the prior written consent of the Sixth Issuer and the Note Trustee, such consent not to be unreasonably withheld or delayed.

15.      TIME

         Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

16.      NOTICES AND DEMANDS

16.1     SERVICE OF NOTICES

         Any notice, communication or demand made under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post, fax or cable to the addresses given in CLAUSE 16.2 or at such other address as the recipient may have notified to the other party in writing. Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

         (a)   in the case of a letter, on the third business day after posting;
               and

         (b)   in the case of a facsimile on the business day of despatch.

16.2     ADDRESS

         The addresses referred to in this CLAUSE 16.2 are as follows:

         (a) in the case of the Sixth Issuer: to Permanent Financing (No. 6) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors with a copy to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation;

         (b) in the case of the Principal Paying Agent: to Citibank, N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44 (0) 20 7508 3878) for the attention of Agency and Trust;

         (c) in the case of the Agent Bank: to Citibank N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44 (0) 20 7508 3878) for the attention of Agency and Trust;

         (d) in the case of the US Paying Agent: to Citibank, N.A., New York Branch, 14th Floor, 388 Greenwich Street, New York, New York 10013 (facsimile number +1 (212) 657 3862) for the attention of Agency and Trust;

         (e) in the case of the Registrar, to Citibank: N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44 (0) 20 7508 3878) for the attention of Agency and Trust;

         (f) in the case of the Transfer Agent: to Citibank, N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44
               (0) 20 7508 3878) for the attention of Agency and Trust;

         (g) in the case of the Note Trustee: to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44
               (0) 20 7964 6399) for the attention of Global Structured  Finance
               - Corporate Trust;

         (h) in the case of Moody's: to Moody's Investors Service, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number +44 (0) 20 7772 5400) for the attention of Asset Backed Finance;

         (i) in the case of S&P: to Standard & Poor's, Garden House, 18 Finsbury Circus, London EC2M 7BP (facsimile number +44 (0) 20 7826 3598) for the attention of the Structured Finance Surveillance Group; and

         (j) in the case of Fitch: to Fitch Ratings Limited, Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number +44 (0) 20 7417
               6262) for the attention of European Structured Finance,

         or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 16.

17.      MISCELLANEOUS

17.1     COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument Provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

17.2     AMENDMENTS

         This Agreement may be amended by the parties hereto, without the consent of any Noteholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may agree is necessary or desirable, provided that such amendment shall not be inconsistent with the Conditions and, in the Note Trustee's sole discretion, shall not be materially prejudicial to the Noteholders of any class.

18.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.      GOVERNING LAW

19.1     GOVERNING LAW

         This Agreement is governed by, and shall be construed in accordance with, English law.

19.2     JURISDICTION

(a) The Agents irrevocably agree for the benefit of the Sixth Issuer and the Note Trustee that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as PROCEEDINGS) may be brought in the courts of England.

(b) The Agents irrevocably and unconditionally waive and agree not to raise any objection which they may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgement in any Proceedings brought in the courts of England shall be conclusive and binding upon the Agents and may be enforced in the courts of any other jurisdiction.

(c) Nothing contained in this Clause shall limit any right to take Proceedings against any party to this Agreement in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(d) The US Paying Agent irrevocably and unconditionally appoints the Principal Paying Agent at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

(e)      The Paying Agents:

         (i) agree to procure that, so long as any of the Sixth Issuer Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Note Trustee with an office in London with authority to accept service as aforesaid;

         (ii) agree that failure by any such person to give notice of such service of process to the relevant Paying Agent shall not impair the validity of such service or of any judgement based thereon;

         (iii) consent to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the relevant Paying Agent in accordance with CLAUSE 16; and

         (iv) agree that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

19.3     APPROPRIATE FORUM

         Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

19.4     NON-EXCLUSIVITY

         The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the parties or any of them to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

20.      EXCLUSION OF LIABILITY

         The Note Trustee is a party to this Agreement only to receive the benefit of the provisions in this Agreement and has no liability under this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first mentioned above.

                                   SCHEDULE 1

                         SPECIFIED OFFICES OF THE AGENTS

THE PRINCIPAL PAYING AGENT

5 Carmelite Street
London
EC4Y 0PA

THE US PAYING AGENT

14th Floor
388 Greenwich Street
New York, NY  10013

THE AGENT BANK

5 Carmelite Street
London
EC4Y 0PA

THE REGISTRAR

5 Carmelite Street
London
EC4Y 0PA

THE TRANSFER AGENT

5 Carmelite Street
London
EC4Y 0PA

                                   SCHEDULE 2

                REGULATIONS CONCERNING THE TRANSFER, EXCHANGE AND
          REGISTRATION OF THE REGISTERED DEFINITIVE SIXTH ISSUER NOTES

1. In this Schedule, any reference to SIXTH ISSUER NOTE or SIXTH ISSUER NOTES shall be construed as a reference to a Definitive Sixth Issuer
         Note in registered form. The Sixth Issuer Notes are in Authorised Denominations.

2. The Series 3 Class A Definitive Sixth Issuer Notes issued on the Sixth Issuer Closing Date may be exchanged for a Series 3 Class A Global Sixth Issuer Note in the circumstances and in the manner set forth in the Conditions, the Sixth Issuer Paying Agent and Agent Bank Agreement and Clause 5 of the Sixth Issuer Trust Deed.

3. Subject to paragraph 7 below, a Sixth Issuer Note may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, TRANSFEROR shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

4. Each Sixth Issuer Note to be transferred or exchanged must be surrendered for registration, together with a duly completed and executed form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) at the Specified Office of the Paying Agents, the Registrar or the Transfer Agent, together with such evidence as the Paying Agents, the Registrar or the Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer or exchange of a Sixth Issuer Note shall conform to any list of duly authorised specimen signatures supplied by the holder of such Sixth Issuer Note or be certified by a financial institution in good standing, notary public or in such other manner as the Paying Agents, the Registrar or the Transfer Agent may require.

5. No Noteholder may require the transfer of a Sixth Issuer Note to be registered during the period of 15 calendar days ending on an Interest Payment Date in respect of such Sixth Issuer Note.

6. The executors or administration of a deceased holder of any Sixth Issuer Notes (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Sixth Issuer as having any title to such Sixth Issuer Notes.

7. Any person becoming entitled to any Sixth Issuer Notes in consequence of the death or bankruptcy of the holder of such Sixth Issuer Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Paying Agents, the Registrar or the Transfer Agent shall require (including legal opinions), become registered himself as the holder of such Sixth Issuer Notes or, subject to the provisions of these Regulations, the Sixth Issuer Notes and the relevant Conditions as to transfer, may transfer such Sixth Issuer Notes. The Sixth Issuer, the Transfer Agent, the

         Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Sixth Issuer Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the relevant Sixth Issuer Notes.

8. Unless otherwise required by him and agreed by the Sixth Issuer, the holder of any Sixth Issuer Notes shall be entitled to receive only one Sixth Issuer Note in respect of his holding.

9. The joint holders of any Sixth Issuer Note shall be entitled to one Sixth Issuer Note only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

10. Where there is more than one transferee (to hold other than as joint holders), separate forms of transfer (obtainable from the specified office of a Paying Agent, the Registrar or the Transfer Agent) must be completed in respect of each new holding.

11. Where a holder of Sixth Issuer Notes has transferred part only of his holding comprised therein, there shall be delivered to him a new Sixth Issuer Note in respect of the balance of such holding.

12. The Sixth Issuer, the Transfer Agent, a Paying Agent and the Registrar shall, save in the case of the issue of replacement Sixth Issuer Notes pursuant to the Conditions, make no charge to the holders for the registration of any holding of Sixth Issuer Notes or any transfer thereof or for the issue of any Sixth Issuer Notes or for the delivery thereof at the Specified Office of the Transfer Agent, such Paying Agent or the Registrar or by uninsured post to the address specified by the holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the holder or the transferee thereof as the Paying Agents, the Registrar or the Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13. Provided a transfer of a Sixth Issuer Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Sixth Issuer Note(s) transferred are presented to the Transfer Agent and/or a Paying Agent in accordance with the Sixth Issuer Paying Agent and Agent Bank Agreement and these Regulations and subject to unforeseen circumstances beyond the control of the Transfer Agent, a Paying Agent or the Registrar arising, such Transfer Agent, Paying Agent and the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office or despatch to the transferee by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Sixth Issuer Notes may have specified, a Sixth Issuer Note in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Sixth Issuer Note by or on behalf of the Registrar; and, for the purposes of this paragraph, BUSINESS DAY means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Paying Agents, the Registrar and the Transfer Agent have their respective Specified Office.

                                   SIGNATORIES

SIXTH ISSUER

SIGNED by                                )
for and on behalf of                     )
PERMANENT FINANCING (NO. 6) PLC          )      .......................................



PRINCIPAL PAYING AGENT

SIGNED by                                )
for and on behalf of                     )
CITIBANK, N.A. LONDON BRANCH             )      .......................................



AGENT BANK

SIGNED by                                )
for and on behalf of                     )
CITIBANK, N.A. LONDON BRANCH             )      .......................................



US PAYING AGENT

SIGNED by                                )
for and on behalf of                     )
CITIBANK, N.A. NEW YORK BRANCH           )      .......................................



REGISTRAR

SIGNED by                                )
for and on behalf of                     )
CITIBANK, N.A. LONDON BRANCH             )      .......................................



TRANSFER AGENT

SIGNED by                                )
for and on behalf of                     )
CITIBANK, N.A. LONDON BRANCH             )      .......................................



NOTE TRUSTEE

SIGNED by                                )
for and on behalf of                     )
THE BANK OF NEW YORK                     )      .......................................